Exhibit 5(d)

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                                                                BD127
Allstate Life Insurance Company
MAIL:
P.O. Box 94260
Palatine, IL 60094-4260
1-800-203-0068 o fax: 866-487-8539

Application for Allstate Advisor variable annuities Issued by Allstate Life Insurance Company

1  SELECT
PRODUCT
FOR BROKER USE ONLY:
* NOT AVAILABLE IN ALL STATES

// ADVISOR 7-YR. SC
//Program A
//Program B
//Program C
//Program D*

// ADVISOR PLUS* 8-YR. SC
//Program A
//Program B
//Program C

// ADVISOR PREFERRED
// Package I // Package II // Package III
   0-YR. SC     3-YR. SC      5-YR. SC
                //Program B   //Program B
                //Program C   //Program C
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2 SELECT OPTIONAL BENEFITS
Optional Benefits are subject to certain age and other restrictions. Additional charges may apply. May not be available in all states or with all products. Refer to the contract, riders and prospectus for more details.

Living Benefit Options
Accumulation Benefit (AB) - Select Guarantee Option 1 OR 2. Investment restrictions apply. For more information, please refer to the instruction page:


//Guarantee Option 1. Choose ONE Model.

Investment Allocation Model:
//Conservative (skip Sections 10a and 10b)
//Moderately Conservative (skip Sections 10a and 10b)
//Custom Model (skip Section 10a, complete Section 10b)

Rider Period: ________ years (8 - 20 years)

//Guarantee Option 2. Choose ONE Model.

Investment Allocation Model:
//Moderate (skip Sections 10a and 10b)
//Moderately Aggressive (skip Sections 10a and 10b)
//Custom Model (skip Section 10a, complete Section 10b) Rider Period:
________ years (10 - 20 years)

Death Benefit Options - Select all that apply:
Available for owners, annuitant, and co-annuitant age 0-79.

//Maximum Anniversary Value
//Enhanced Beneficiary Protection
//Earnings Protection Death Benefit
//Spousal Protection Benefit (for certain qualified plans)


BD127                                                   PAGE 1 OF 6 7/03
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BD127

3 OWNER
If no Annuitant is
specified in Section 5, the Owner will be the Annuitant.

Name____________________________________SS#/TIN ___/__/____

________________________________________________ Date of birth _____/___/____
Street Address (no PO Box or c/o)                              Month Day Year
________________________________________________  //Male //Female
City State Zip                                    //Trustee //CRT //Grantor //Non-Grantor
________________________________________________ Phone # ____/___/____
Mailing address if different from above.
________________________________________________
City State Zip

Are the Owner(s), Annuitant(s), and Beneficiary(ies)
U.S. Citizens?                                          //Yes //No
If no, list or provide name and country of each.

_________________________________________________
_________________________________________________
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4 JOINT OWNER (If any)
Name____________________________________SS#/TIN ___/__/____

________________________________________________ Date of birth _____/___/____
Street Address (no PO Box or c/o)                              Month Day Year
________________________________________________  //Male //Female
City State Zip
________________________________________________
Relationship to Owner

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5 ANNUITANT
Complete only if different from the Owner in Section 3.

Name____________________________________SS#/TIN ___/__/____

________________________________________________ Date of birth _____/___/____
Street Address (no PO Box or c/o)                              Month Day Year
________________________________________________  //Male //Female
City State Zip


CO-ANNUITANT
Complete only if Spousal Protection Benefit is selected in Section 2.

Name____________________________________SS#/TIN ___/__/____

                                            Date of birth _____/___/____
                                                          Month Day Year
                                                 //Male //Female
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6 BENEFICIARY(IES) Spouse must be the sole pri mary beneficiary if the Spousal
Protection Benefit is selected in Section 2.

_______________________________________________________________________________
Primary Name              SS#      Relationship to Owner         Percentage
_______________________________________________________________________________
Primary Name              SS#      Relationship to Owner         Percentage
_______________________________________________________________________________
Primary Name              SS#      Relationship to Owner         Percentage
_______________________________________________________________________________
Contingent Name(s)        SS#      Relationship to Owner         Percentage


BD127                                                           PAGE 2 OF 6
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BD127

7 TYPE OF PLAN
// Nonqualified // Traditional IRA // SEP-IRA // Roth IRA // 401(k) // 401(a)
// 403(b) // Other________________________________
Tax year for which IRA contribution is being made____________ // Employer // Employee
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8 SOURCE OF FUNDS // Initial Payment // Transfer // Rollover  // 1035 Exchange

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9  ALLOCATION OF INITIAL PURCHASE PAYMENT
Initial Purchase Payment: $___________ Make check payable to Allstate Life Insurance Company.
Select ONE of the following options.

// 100% of purchase payment allocated to the Variable Accounts in Section 10b or Asset Allocation Model selected in Sections 2 or 10a.

// 100% of purchase payment allocated to the DCA Account*. Money will be transferred in equal monthly installments out of the DCA Account to the Variable Account in Section 10b or Asset Allocation Model selected in Section 2 or 10a. All money must be transferred out of the DCA Account by the end of the selected installment period.

 Select ONE: // 6-month DCA Account in ________ (3-6) monthly installments
             // 12-month DCA Account in ________ (7-12) monthly installments

// A portion of purchase payment allocated to the Guarantee Period Accounts* and the remainder allocated to the Variable Account. Allocations must be whole percentages and must add up to 100%. Not available if AB was selected in Section 2.

Portion to allocate to Guarantee Period Accounts** // 1-Year Guarantee Period ________ %
                                                   // 3-Year Guarantee Period ________ %
                                                   // 5-Year Guarantee Period ________ %
                                                   // 7-Year Guarantee Period ________ %
                                                   // 10-Year Guarantee Period _______ %
Portion to allocate to Variable Account            // Variable Account        ________ %
                                                                        TOTAL __100___ %

// Growback Strategy* - A portion of purchase payment allocated to the ______ (3, 5, 7, or 10) Year Guarantee Period Account** and the remainder allocated to the Variable Account. The portion allocated to the Guarantee Period Account will grow to an amount equal to the initial purchase payment by the end of the guarantee period, assuming no withdrawals or transfers. Not available if AB was selected in Section 2.

This strategy may be terminated or modified at any time by the insurer (except in OR and WA) or me by providing written notice to the other party or, if investment option balances are inadequate, by executing the requested transfer. In the unlikely event that another financial transaction request is received on the transfer date, the insurer may delay processing the scheduled transfer if enrolling in Systematic Withdrawals.

* May not be available in all states or with all products.

** The 3, 5, 7, and 10-year Guarantee Period Accounts are subject to Market Value Adjustment (MVA). MVA accounts are not standard fixed accounts and do not have a contractually guaranteed minimum interest rate. See contract or prospectus for more details. Guarantee Period Accounts may not be available in all products. GA, MD, OR, TX, and WA: MVA does not apply in these states. MA:
The 1-year guarantee period account is not available.

BD127                                                           PAGE 3 OF 6
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                                                                        BD127

10 Complete either Section 10a or Section 10b to provide instructions for allocating your initial purchase payment. Subsequent purchase payments will be allocated according to these instructions unless you notify us of changes.
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10a TRUEBALANCE ASSET ALLOCATION PROGRAM May not be available in all states or with all products.

Select ONE of the following Models if you wish to use the TrueBalance Asset Allocation Program to allocate your purchase pay-ment or DCA transfers to the Variable Account. If you have chosen to allocate a portion of your purchase payment to the Guarantee Period Accounts (including the Growback Strategy), the remainder of your purchase payment will be allocated according to the Model you select. If you do not wish to use the TrueBalance Asset Allocation Program, skip this section and complete Section 10b.

If you selected the Accumulation Benefit (see Section 2), do not complete this section.

Select ONE of the following Models:

// Conservative // Moderately    // Moderate  // Moderately   // Aggressive
                   Conservative                  Aggressive

By selecting one of these Models, you acknowledge receipt of the TrueBalance Asset Allocation Program materials, which describe each Model, as well as the program's terms and conditions. Purchase payments will be allocated and transfers will be made automati-cally among the investment alternatives according to the Model you selected. These allocations and transfers will reflect current asset allocation recommendations without any further authorizations or instructions by you. Each Model represents a combination of investments with varying degrees of risk. The Models do not include the DCA or Guarantee Period Accounts.
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10b INVESTMENT CHOICES Complete this section if you are NOT using the TrueBalance Asset Allocation Program in Section 10a. Allocations must be whole percentages and add up to 100% (excluding any portion of purchase payment allocated to Guarantee Period Accounts above).

If you are also selecting the Accumulation Benefit (see Section 2), your allocation options may be limited. Please refer to the instruction page.

CLASS A
Money Market
// Putnam VT Money Market _____%

CLASS B
Bond
// Oppenheimer Strategic Bond/VA _____%
// Putnam VT Income _____%
High Yield Bond
// Oppenheimer High Income/VA _____%
// Putnam VT High Yield _____%
Specialty
// Van Kampen UIF Emerging Markets Debt _____%
// Van Kampen UIF U.S. Real Estate _____%

CLASS C
Balanced
// Oppenheimer Multiple Strategies/VA _____%
// Putnam VT George Putnam Fund of Boston _____%
// Putnam VT Global Asset Allocation _____%
Large Cap Value
// FTVIP Franklin Growth and Income Securities _____%
// Putnam VT Growth and Income _____%
// Putnam VT New Value _____%
// Van Kampen LIT Growth and Income _____%
Large Cap Blend
// Oppenheimer Main Street/VA _____%
// Putnam VT Research _____%
Mid Cap Value
// FTVIP Mutual Shares Securities _____%
// LSA Mid Cap Value _____%
Specialty
// Putnam VT Utilities Growth and Income _____%

CLASS D
Large Cap Growth
// LSA Equity Growth _____%
// Oppenheimer Capital Appreciation/VA _____%
// Putnam VT Investors _____%
// Putnam VT Voyager _____% Mid Cap Growth
// LSA Aggressive Growth _____%
// Oppenheimer Aggressive Growth/VA _____%
// Putnam VT New Opportunities _____%
// Putnam VT Vista _____%
Small Cap
// Franklin Small Cap Value Securities _____%
// Oppenheimer Main Street Small Cap/VA _____%
// Van Kampen UIF Small Company Growth _____%
Multi Cap
// Van Kampen LIT Emerging Growth _____%
Global and International
// FTVIP Templeton Developing Markets Securities _____%
// FTVIP Templeton Foreign Securities _____%
// Oppenheimer Global Securities/VA _____%
// Putnam VT International Equity _____%
Specialty
// Putnam VT Health Sciences _____%

                                                Total 100%

BD127                                                           PAGE 4 OF 6
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                                                                         BD127

11 SPECIAL
   REMARKS
   Insurance home office endorsements are not applicable in Pennsylvania.

   (Attach separate page if necessary.)
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

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12 FRAUD
WARNINGS

The following states require the applicant to acknowledge a fraud warning statement. Please refer to the fraud warning for your state.

ARKANSAS, KENTUCKY, MAINE, NEW MEXICO, OHIO, PENNSYLVANIA, TENNESSEE Any person who knowingly and with intent to defraud any insurance company or other person and who files an application for insurance or statement of claim containing any materially false information, or conceals, for the purpose of misleading, information concerning any false materials, thereto commits a fraudulent insurance act, which is a crime and subject such person to criminal and civil penalties.

ARIZONA Upon your written request we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within twenty days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.

COLORADO It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or mislead-ing facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

DISTRICT OF COLUMBIA WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer of any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant. FLORIDA Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a state-ment of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

GEORGIA Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information may be guilty of a felony of the third degree. LOUISIANA Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

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13   REPLACEMENT INFORMATION
Do you have any existing annuity or life insurance contracts? // Yes // No

Will the annuity applied for replace one or more existing annuity or life insurance contracts? // Yes // No (If yes, please complete the following.)

Company: _______________________________________ Policy No. ___________________
Cost Basis Amount: $____________________________ Policy Date: _________________

Have you purchased another annuity during the current calendar year? // Yes //
No

Do you or any joint owner currently own an annuity issued by the insurer? // Yes // No

BD127                                                           PAGE 5 OF 6
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                                                                        BD127

14 OWNER'S  ACKNOWLEDGMENTS

// I WOULD LIKE TO RECEIVE A STATEMENT OF ADDITIONAL INFORMATION (SAI)

Annuities  and  insurance  products  are  not  insured  by the  Federal  Deposit
Insurance Corporation (FDIC), Federal Reserve Board, National Credit Union Association (NCUA), National Credit Union Share Insurance Fund (NCUSIF), or any other agency of the United States, or the bank or credit union, or an affiliate of the bank or credit union. Annuities are not obligations of any bank. The financial institution does not guarantee performance by the insurer issuing the annuity. Variable annuities involve investment risk, including potential loss of principal. Any benefits, values or payments based on performance of the segregated accounts may vary (increase or decrease) and are NOT guaranteed by our company, or any other insurance company, and are not guaranteed by the U.S. government or any state government. The owner bears all risk for amounts allocated to the variable portfolios. Variable annuities are not protected by the Securities Investor Protection Corporation (SIPC) as to the loss of the principal amount invested.

I / WE HAVE READ THE DISCLOSURE STATEMENT ABOVE.

UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
1. THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND

2. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE
(IRS) THAT I AM SUBJECT TO BACKUP WITH-HOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND

3. I AM A U.S. PERSON (INCLUDING U.S. RESIDENT ALIEN).

A copy of this application signed by the Agent will be the receipt for the first purchase payment. If the insurer declines this application, the insurer will have no liability except to return the first purchase payment.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I acknowledge receipt of a variable annuity prospectus. Any additions or corrections to this application are subject to my approval. By accepting the annu-ity issued, I confirm these modifications.

I have read the applicable fraud warning for my state in Section 12.

I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. I UNDERSTAND THAT WITHDRAWALS MADE PRIOR TO THE END OF A GUARANTEE PERIOD FOR THE MVA FIXED ACCOUNT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT (MVA) WHICH MAY BE POSITIVE OR NEGATIVE.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

_________________________________________________________________________
Owner's  Signature              Joint Owner's Signature
_________________________________________________________________________
Signed at: City, State          Date

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15 FOR  AGENT USE To the best of your  knowledge,  as
Agent, does the owner have an existing annuity or life insurance contract?  // Yes // No
Do you,  as Agent,  have  reason to believe  the  product  applied  for will replace existing annuities or insurance? // Yes // No

______________________________________________________________________________
Licensed Agent Signature                Print Name             Broker/Dealer

______________________________________________________________________________
Social Security Number  (required)      Address

______________________________________________________________________________
Licensed I.D. #                         E-mail address         Telephone

Note to agent: Please make sure client name and social security number appear on all client checks.
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BD127                                                           PAGE 6 OF 6